UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

November 21, 2002
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

COMMISSION FILE NUMBER 001-12739

AESP, INC.
(Exact Name Of Registrant As Specified In Its Charter)

FLORIDA (State Or Other Jurisdiction Of Incorporation Or Organization)	59-2327381 (IRS Employer Identification No.)

1810 NE 144th STREET
NORTH MIAMI, FL 33181
(Address Of Principal Executive Offices)

(305) 944-7710
(Registrant’s Telephone Number,
Including Area Code)

(Former Name Or Former Address,
If Changed Since Last Report)

ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE.
ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURE

ITEM 5.  OTHER EVENTS AND REQUIRED FD DISCLOSURE.

Effective November 26, 2002, Roy D. Rafalco will resign as the Chief Financial Officer, Chief Accounting Officer and Treasurer of the Company to accept a position with another company in Tampa, Florida. The Company is currently looking for a new Chief Financial Officer, Chief Accounting Officer and Treasurer.

The resignation of Mr. Rafalco was not because of any disagreements with the Company over any matter relating to the Company’s operations, policies or procedures, including any matter of accounting principles or practices or financial statement disclosure.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

Exhibit No.	Description

None

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, this 22nd day of November, 2002.

AESP, INC.

/s/ Slav Stein
Slav Stein President and Chief Executive Officer